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                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY



                           REVOLVING CREDIT AGREEMENT

                           Dated as of April 22, 1996

                                 By and Between

                        AMERICAN BUSINESS PRODUCTS, INC.

                                      AND

                             SUNTRUST BANK, ATLANTA






                $35,000,000 Three-Year Revolving Credit Facility
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                                TABLE OF CONTENTS


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
ARTICLE I    DEFINITIONS

             1.1. Definitions .................................................................1
             1.2. Use of Defined Terms; Accounting Terms; Interpretation .....................10

ARTICLE II   AMOUNT AND TERMS OF THE COMMITMENT

             2.1. Advances and Revolving Credit Note .........................................10
             2.2. Interest on Revolving Credit Note ..........................................11
             2.3. Method of Borrowing Under the Commitment ...................................11
             2.4. Selection of Successive Interest Rates and Interest Periods ................11
             2.5. Interest Payment Dates .....................................................12
             2.6  Repayment and Prepayment of Advances Under the Commitment ..................12
             2.7  Optional Reduction or Termination of Commitment ............................12
             2.8  Extension of Termination Date ..............................................12
             2.9  Use of Proceeds ............................................................13
             2.10  Commitment Fee ............................................................13
             2.11  Basis for Determining Interest Rate Inadequate or Unfair ..................13
             2.12  Illegality ................................................................13
             2.13  Increased Costs ...........................................................14
             2.14  Indemnity .................................................................14
             2.15  Capital Adequacy ..........................................................14
             2.16  Survival ..................................................................15
             2.17  Making of Payments ........................................................15
             2.18  Default Rate of Interest ..................................................15
             2.19. Calculation of Interest ...................................................15
             2.20. Letters of Credit .........................................................15

ARTICLE III  CONDITIONS PRECEDENT
             3.1. Conditions Precedent .......................................................18
             3.2. Condition Precedent to Initial Advance .....................................18

ARTICLE IV   REPRESENTATIONS AND WARRANTIES

             4.1. Corporate Organization and Authority .......................................19
             4.2. Qualification to Do Business ...............................................19
             4.3. Corporate Authorization; Enforceability ....................................19
             4.4. Subsidiaries ...............................................................19
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
             4.5. Financial Statements .......................................................20
             4.6. No Contingent Liabilities or Adverse Changes ...............................20
             4.7. No Pending Litigation or Proceedings .......................................20
             4.8. Compliance with Law ........................................................20
             4.9. Pension Reform Act of 1974 .................................................21
             4.10. Title of Properties .......................................................22
             4.11. Leases ....................................................................22
             4.12. Franchises, Patents, Trademarks and Other Rights ..........................22
             4.13. No Defaults ...............................................................22
             4.14. Governmental Consent ......................................................23
             4.15. Taxes .....................................................................23
             4.16. Status under Certain Statutes .............................................23
             4.17. Effect of Other Instruments ...............................................23
             4.18. Use of Proceeds ...........................................................23
             4.19. Condition of Property .....................................................24
             4.20. Books and Records .........................................................24
             4.21. Full Disclosure ...........................................................24
             4.22. Indebtedness ..............................................................24
             4.23. Solvency ..................................................................24

ARTICLE V    AFFIRMATIVE COVENANTS

             5.1. Corporate Existence ........................................................25
             5.2. Insurance ..................................................................25
             5.3. Taxes, Claims for Labor and Materials, and Compliance with Laws ............25
             5.4. Maintenance of Properties ..................................................26
             5.5. Maintenance of Records .....................................................26
             5.6. Nature of Business .........................................................26
             5.7. Net Worth ..................................................................26
             5.8. Funded Debt ................................................................26
             5.9. Subsidiary Funded Debt .....................................................26
             5.10. Limitations on Liens ......................................................27
             5.11. Merger or Consolidation ...................................................28
             5.12. Sale of Assets ............................................................30
             5.13. Transactions with Affiliates ..............................................30
             5.14. ERISA .....................................................................30
             5.15. Financial Reports and Rights of Inspection ................................31

ARTICLE VI   EVENTS OF DEFAULT AND REMEDIES

             6.1. Events of Default ..........................................................34
             6.2. Remedies on Default ........................................................36
             6.3. Notice of Default ..........................................................37
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
ARTICLE VII  MISCELLANEOUS

             7.1. No Waiver ..................................................................37
             7.2. Notices ....................................................................38
             7.3. Survival of Representations and Warranties .................................38
             7.4. Descriptive Headings .......................................................38
             7.5. Severability ...............................................................38
             7.6. Time is of the Essence .....................................................39
             7.7. Counterparts ...............................................................39
             7.8. Payment of Costs ...........................................................39
             7.9. Successors and Assigns .....................................................39
             7.10. Amendments; Consents ......................................................39
             7.11. Set-Off ...................................................................40
             7.12. Indemnity .................................................................40
             7.13. Usury .....................................................................40
             7.14. Governing Law, Submission to Jurisdiction and Waiver of Jury Trial ........40
             7.15. Construction ..............................................................41
             7.16. Entire Agreement ..........................................................41
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         Schedule 4.4      List of Subsidiaries
         Schedule 4.10     Description of Liens
         Schedule 4.13     Waivers
         Schedule 4.22     Description of Indebtedness


         Exhibit A         Revolving Credit Note
         Exhibit B         Form of Funds Transfer Agreement
         Exhibit C         Consolidating Income Statement
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                           REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT dated as of April 22, 1996, by and between AMERICAN BUSINESS PRODUCTS, INC., a corporation organized and existing under the laws of the State of Georgia (the "Borrower"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, and its successors and assigns (the "Bank").

                                   WITNESSETH

         WHEREAS, the Borrower has requested the Bank to establish a $35,000,000 three-year revolving credit facility to finance working capital and other general corporate purposes (including the financing of acquisitions) of the Borrower, including a $5,000,000 commitment to issue letters of credit thereunder; and

         WHEREAS, the Bank is willing to establish the three-year revolving credit facility in the aforesaid amount, subject to the terms and conditions as hereinafter set forth;

         NOW THEREFORE, for and in consideration of the sum of $10.00 in hand paid by the Bank to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.1. Definitions. In addition to the other terms defined herein, the following terms shall have the meanings herein specified:

         "Advance" shall mean any advance of funds by the Bank to the Borrower under this Agreement, which shall be either a Base Rate Advance or a LIBOR Advance.

         "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary. The term "affiliate" shall mean, as to any Person other than the Borrower, any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
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         "Agreement" shall mean this Revolving Credit Agreement, either as originally executed or as it may be from time to time supplemented, amended, renewed or extended.

         "Agreement Date" shall mean the date of this Agreement.

         "Authorized Officer" of the Borrower shall mean the Person duly authorized as the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer.

         "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended, 11 U.S.C. 101 et seq.

         "Base Rate" shall mean the higher of (i) the Prime Rate and (ii) the Federal Funds Rate plus 0.50% per annum.

         "Base Rate Advance" shall mean any Advance hereunder that bears interest at the Base Rate.

         "Bond Guaranty" shall mean the Guaranty of the Borrower of the Bond Obligations.

         "Bond Letter of Credit Agreement" shall mean the agreement to be entered into between the Bank and Curtis with respect to the issuance of a standby letter of credit in connection with the Bonds.

         "Bond Obligations" shall mean all payment and performance obligations of Curtis under a standby letter of credit to be issued by the Bank pursuant to the Bond Letter of Credit Agreement.

         "Bonds" shall mean the tax exempt bonds to be issued by the Development Authority of Gwinnett County for the benefit of Curtis.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks are required or authorized to close for business in Atlanta, Georgia, except that, in the case of LIBOR Advances, such day is also a day on which the Bank transacts business in the London interbank and foreign exchange markets.

         "Capitalized Lease" shall mean any lease of property, real or personal, the obligation for Rentals with respect to which is required to be capitalized in accordance with GAAP.

         "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Borrower or any Subsidiary is a lessee would be reflected as a liability of a consolidated balance sheet of the Borrower and its Subsidiaries.

         "Change in Control" shall mean the acquisition, through purchase or otherwise (including the agreement to act in concert without more), by any Person or group of Persons acting in concert,


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directly or indirectly, in one or more transactions, of beneficial ownership of securities representing more than 30% of the combined voting power of the Borrower's Voting Stock, determined on the date prior to the date of such acquisition. For purposes of this definition, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         "Code" shall have the meaning set forth in Section 4.9 hereof.

         "Commitment" shall have the meaning set forth in Section 2.1(a) hereof, as such amount may be reduced or terminated pursuant to Section 2.7 hereof.

         "Commitment Fee" shall have the meaning set forth in Section 2.9 hereof.

         "Consolidated Funded Debt" shall mean as of any date of determination thereof Funded Debt of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Capitilization" shall mean, on a consolidated basis for the Borrower and its Restricted Subsidiaries, total assets (excluding minority interests) less investments (including minority interests) in and loans to Unrestricted Subsidiaries, less all items that would appear on the liability side of a balance sheet except capital stock, surplus and Funded Debt, all determined in accordance with GAAP.

         "Consolidated Net Income" or "Consolidated Net Loss" for any period shall mean the gross revenues of the Borrower and its Restricted Subsidiaries for such period, less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

                  (a) any gains or losses on the sale or other disposition (other than in the ordinary course of business) of investments or fixed or capital assets, and any taxes an such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy on the life of any officer, director or employee of the Borrower or any of its Restricted Subsidiaries;

                  (c) net income and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (d) net income and losses of any corporation (other than a Restricted Subsidiary), substantially all of the assets of which have been acquired by the Borrower or any Restricted Subsidiary in any manner, realized by such other corporation prior to the date of such acquisition;


                                       3
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                  (e) net income and losses of any corporation (other than a
Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary prior to the date of such consolidation or merger;

                  (f) net income of any business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net income shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions;

                  (g) any portion of the net income of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary;

                  (h) earnings resulting from any reappraisal, reevaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Restricted Subsidiary at the date of acquisition thereof over the amount invested in such Restricted Subsidiary;

                  (j) any gain arising from the acquisition of any securities of the Borrower or any Restricted Subsidiary;

                  (k) any reversal of any contingency reserve, except to the extent that provisions for such contingency reserve shall have been made from income arising during such period; and

                  (1) any other extraordinary gain.

         "Consolidated Net Worth" shall mean for any period Consolidated Net Capitalization less Consolidated Funded Debt, all determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean Consolidated Net Worth less all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as such in accordance with GAAP; provided, that in computing Consolidated Tangible Net Worth, the Borrower shall include intangible assets in an amount equal to $16,000,000.

         "Current Debt" shall mean all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of property or assets, the final maturity of which Indebtedness is one year or less from the date of determination.

         "Curtis" shall mean Curtis 1000 Inc., a Georgia corporation and a wholly-owned Subsidiary of the Borrower.


                                       4
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         "Default" shall mean any event that, with notice or lapse of time or both, would constitute an Event of Default.

         "Default Rate shall have the meaning set forth in Section 2.18 hereof.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Due Date" shall have the meaning set forth in Section 2.20(c) hereof.

         "ERISA" shall have the meaning set forth in Section 4.9 hereof.

         "Event of Default" shall have the meaning set forth in Section 6.1 hereof.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions.

         "Funded Debt" shall mean, with respect to any Person, (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of property or assets in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding current maturities which are included as current liabilities on the balance sheet of such Person prepared in accordance with GAAP, (ii) all Capitalized Rentals, (iii) all Guaranties of Funded Debt of others and (iv) the amount by which Current Debt outstanding (if any) at the last day of a thirty day period within the previous twelve months representing the lowest levels of Current Debt for a thirty day period during such previous twelve months exceeds zero; provided, that Funded Debt shall not include any policy loans against the cash value of life insurance policies which are reflected on a net asset basis in accordance with GAAP.

         "Funds Transfer Agreement" shall mean the Funds Transfer Agreement dated as of the date hereof between the Borrower and the Bank substantially in the form of Exhibit B attached. hereto.

         "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Borrower and any predecessors as reflected in the financial statements previously furnished to the Bank pursuant to Section
4.5 hereof and the financial statements to be provided to the Bank pursuant to
Section 5.15 hereof, provided that if the Borrower notifies the Bank that the Borrower wishes to


                                        5

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amend any of the covenants set forth in Section 5.7, 5.8, or 5.9 hereof to eliminate the effect on the operation of such covenant(s) of any change in GAAP that is (i) mandated by the Financial Accounting Standards Board or similar accounting authority of comparable standing or (ii) recommended by the Borrower's independent public accountants, then the Borrower's compliance with such covenant(s) shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until such covenant(s) are amended in a manner satisfactory to the Borrower and the Bank.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain fixed charge coverage or working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligations, or (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Indebtedness" shall mean, with respect to any Person as of any date of determination and without duplication, all obligations of such Person which in accordance with GAAP shall be classified on a balance sheet of such Person as liabilities of such Person and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in the acquisition of property or assets, (ii) obligations secured by any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Guaranties, (v) Capitalized Rentals under any Capitalized Lease and (vi) any recourse obligations arising upon a sale of assets. For the purpose of computing "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof there shall have been irrevocably deposited with the proper depositary in trust the necessary funds (or evidences of Indebtedness or other securities, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such


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
Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

         "Interest Period" shall mean, with respect to any LIBOR Advance, a period of 1, 2, 3 or 6 months, as the Borrower may elect as provided in this Agreement; provided, that (i) the first day of an Interest Period must be a Business Day, (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of an Interest Period) shall end on the last Business Day of a calendar month and (iv) no Interest Period with respect to any LIBOR Advance shall extend beyond the Termination Date.

         "LC Application" shall mean any application for a Letter of Credit on the Bank's standard form executed and delivered by the Borrower to the Bank.

         "Letters of Credit" shall mean any standby letters of credit issued by the Bank for the account of the Borrower under the Letter of Credit Commitment pursuant to Section 2.20 hereof, and any extension, renewal or amendment thereof.

         "Letter of Credit Commitment" shall mean the commitment of the Bank to issue Letters of Credit up to the maximum principal amount of $5,000,000.

         "Letter of Credit Obligations" shall mean, at any time, the sum of (i) the maximum amount which is available to be drawn under Letters of Credit then outstanding plus (iii) the aggregate amount of all drawings under Letters of Credit honored by the Bank and not theretofore reimbursed.

         "LIBOR" shall mean with respect to any Interest Period for any LIBOR Advance the rate per annum equal to the quotient of (i) the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such LIBOR Advance offered for a term comparable to such Interest Period, which rate appears on the Telerate Page 3750 as of 11:00 A.M. (London, England) time, two (2) Business Days prior to the first day of such Interest Period; provided, that if no such offered rates appear on such page, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates offered to the Bank by not less than two major banks in London, England at approximately 10:00 A.M. (Atlanta, Georgia time), two (2) Business Days prior to the first day of such Interest Period for deposits in Dollars in the London interbank market for a period comparable to such Interest Period in an amount comparable to the principal amount of such LIBOR Advance, divided by a number equal to 1.00 minus the Reserve Percentage. The rate so determined in accordance herewith shall be rounded upwards to the nearest multiple of 1/100th of 1%. "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rate for Dollars).

         "LIBOR Advance" shall mean any Advance hereunder which bears interest based on LIBOR.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof (including Capitalized Leases), and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

         "Loan Documents" shall mean and include, as the context requires, this Agreement, the Revolving Credit Note, the Letters of Credit, the LC Applications, the Bond Guaranty, the Funds Transfer Agreement and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith.

         "Material Adverse Effect" shall mean a material adverse effect on the business, properties, prospects and profits, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

         "Notice of Borrowing" shall have the meaning set forth in Section 2.3 hereof.

         "PBGC" shall have the meaning set forth in Section 4.9 hereof.

         "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

         "Plan" shall have the meaning set forth in Section 4.9 hereof.

         "Prime Rate" shall mean the per annum rate of interest designated from time to time by the Bank to be its prime rate, with any change in the rate of interest resulting from a change in the Prime Rate to be effective as of the opening of business of the Bank on the day of such change. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans and any other loans at rates of interest at, above or below the Prime Rate.

         "Rentals" shall mean and include all rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, and similar charges.

         "Reserve Percentage" shall mean, for any day, the stated maximum rate (expressed as a decimal) of all reserves required to be maintained with respect to liabilities or assets consisting of or including "eurocurrency liabilities", as prescribed by Regulation D of the Board of Governors of the Federal Reserve System (or by any other governmental body having jurisdiction with respect thereto), including without limitation any basic, marginal, emergency, supplemental, special, transitional or other reserves, the rate so determined to be rounded upward to the nearest whole multiple of 1/100 of 1%.

         "Restricted Subsidiary" shall mean any Subsidiary in which the Borrower or its Restricted Subsidiaries owns 80% or more of the Voting Stock and which is not an Unrestricted Subsidiary.

         "Revolving Credit Note" shall mean a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A attached hereto, evidencing the original principal amount of the Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

         "Solvent" shall have the meaning set forth in Section 4.23 hereof.

         "Subsidiary" shall mean a subsidiary of the Borrower, "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned or controlled by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.

         "Termination Date" shall mean the earlier of (i) April 22, 1999, as such date may be extended pursuant to Section 2.8 hereof, or (ii) the date on which the Commitment may be terminated pursuant to Section 6.2(a) or (b) hereof.

         "Unrestricted Subsidiary" shall mean any Subsidiary that has been designated by the Borrower's Board of Directors as an Unrestricted Subsidiary, provided that the Subsidiary has not been previously designated as a Restricted Subsidiary and at the time of such designation (i) the Subsidiary so designated neither owns, directly or indirectly, any Funded Debt or capital stock of any Restricted Subsidiary and (ii) immediately thereafter the Borrower could incur an additional $1 of Funded Debt pursuant to Section 5.8 hereof.

         "Voting Stock" shall mean the capital stock of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the members of the board of directors of such corporation, or Persons performing similar functions (irrespective of whether or not at the time stock of any class shall have or might have special voting power or rights by reason of the happening of any contingency). Reference to a percentage of Voting Stock shall mean a percentage of the votes represented by such Voting Stock and not to the number of shares if there are classes of Voting Stock possessing different voting rights.

         "Wholly-Owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2. Use of Defined Accounting Terms: Interpretation. All terms defined in this Agreement shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise. All accounting terms not specifically defined herein shall be construed as having the respective meanings customary under GAAP. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all genders; the singular shall include the plural, and the plural shall include the singular; "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement and not to any particular Article, Section or other provision hereof; "or" is not exclusive; and relative to any determination of any period of time, "from" means "from and including", "to" means "to but not including" and "through" means "through and including". All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

         SECTION 2.1. Advances and Revolving Credit Note.

         (a) Subject to and upon the terms and conditions set forth in this Agreement, the Bank agrees to make available to the Borrower from time to time from the Agreement Date to the Termination Date Advances in aggregate principal amount at any one time outstanding equal to $35,000,000 (the "Commitment"), provided that the Bank shall not be obligated to make available any Advance to the extent that immediately after making any such Advance the sum of (i) the outstanding principal balance of all Advances, (ii) the outstanding Bond Obligations and (iii) the outstanding Letter of Credit Obligations would exceed the Commitment. Within the limits of the Commitment, the Borrower may borrow, repay and reborrow under the terms of this Agreement; provided, that the Borrower may neither borrow nor reborrow if a Default or an Event of Default exists or would result from the making of such Advance or from the application of the proceeds therefrom.

         (b) The Borrower's obligations to pay the principal of, and interest on, the Advances shall be evidenced by the records of the Bank and by the Revolving Credit Note completed in conformity with this Agreement. The aggregate principal amount of each LIBOR Advance shall be $500,000 or a greater integral multiple of $100,000, and each Base Rate Advance shall be $50,000 or a greater integral multiple of $10,000. In addition, no more than ten (10) LIBOR Advances shall be outstanding at any time.

         SECTION 2.2. Interest on Revolving-Credit Note. Interest shall accrue on the unpaid principal amount of each Advance under the Commitment at the following per annum rates, which may be selected by the Borrower subject to and in accordance with the terms of this Agreement:

                  (i)      the Base Rate; or

                  (ii) LIBOR for the Interest Period selected by the Borrower, plus .20% per annum.

         SECTION 2.3. Method of Borrowing Under the Commitment; Disbursements. The Borrower shall give the Bank written (including by telecopy) or telephonic notice (promptly confirmed in writing) of any requested Advance under the Commitment (a "Notice of Borrowing") specifying (a) the principal amount of such Advance, (b) the date such Advance is to be made (which shall be a Business
Day), (c) whether such Advance shall be a Base Rate Advance or a LIBOR Advance and (d) in the case of a LIBOR Advance, the duration of the initial Interest Period applicable thereto. Each Notice of Borrowing shall be given to the Bank
(i) with respect to any LIBOR Advance, not later than 1:00 P.M. (Atlanta, Georgia time) on the second Business Day preceding the date of such requested Advance, and (ii) with respect to any Base Rate Advance, not later than 11:00 A.M. (Atlanta, Georgia time) on the day of such requested Advance. Each Notice of Borrowing shall be executed by an Authorized Officer, and the Bank shall be entitled to rely on any telephonic Notice of Borrowing which it believes in good faith to have been given by an Authorized Officer. The proceeds of each Advance shall be credited to the Borrower's account with the Bank, account number #8801668354 (and only to such account), prior to 1:00 P.M. (Atlanta, Georgia time) on the day of such requested Advance, and when so credited, shall be an Advance for all purposes hereunder. These instructions to credit such proceeds to the above-referenced account may be changed only upon receipt by the Bank in writing (but not a telecopy or similar teletransmission or writing) of a letter duly executed by any two Authorized Officers, whose signatures are set forth in the Secretary's Certificate delivered pursuant to Section 3.1 hereof Disbursements of the proceeds of all Advances shall be made solely in accordance with the Funds Transfer Agreement.

         SECTION 2.4. Selection of Successive Interest Rates and Interest Periods. The Borrower may, on the last day of the Interest Period relating thereto, convert any LIBOR Advance into a Base Rate Advance or continue a LIBOR Advance in the same aggregate principal amount. The Borrower may at any time convert a Base Rate Advance into a LIBOR Advance (unless a Default or Event of Default shall then exist). The Borrower shall give the Bank telephonic notice (promptly confirmed in writing) at least two (2) Business Days prior to a conversion or continuation of any such Advance (other than the continuation of a Base Rate Advance), such notice to specify whether such Advance is to be continued as a LIBOR Advance or converted to a LIBOR Advance or a Base Rate Advance, as the case may be, and, if applicable, the Interest Period selected by the Borrower for such Advance. If the Bank does not receive timely notice with respect to any LIBOR Advance of any succeeding interest rate and/or Interest Period selected by the Borrower as provided for herein or if the Borrower selects an interest rate for an Interest Period which is not available under
Section 2.2, or if a Default
or Event of Default shall exist at the end of an Interest Period applicable thereto, any such outstanding LIBOR Advance shall automatically be converted to a Base Rate Advance.

         SECTION 2.5. Interest Payment Dates. Interest on the Revolving Credit Note shall be payable (a) on the last day of the relevant Interest Period for LIBOR Advances (except if any Interest Period is longer than three (3) months, interest will be payable every three (3) months); (b) on the last day of each calendar quarter, in arrears, for each Base Rate Advance; and (c) on the Termination Date.


         SECTION 2.6. Repayment and Prepayment of Advances Under the Commitment.

         (a) Unless earlier required pursuant to this Agreement or any other Loan Document, the Borrower will repay the principal amount of, and all accrued but unpaid interest on, all outstanding Advances on the Termination Date.

         (b) The Borrower shall have the right to prepay LIBOR Advances and Base Rate Advances under the Commitment, in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal amount prepaid to the date of such prepayment; provided, that (i) with respect to a LIBOR Advance, the Borrower gives the Bank at least two Business Days' prior written notice of such prepayment, specifying the date such prepayment will occur and the Advance to be prepaid, (ii) each partial prepayment of a LIBOR Advance shall be in an amount of $500,000 or a greater integral multiple of $100,000 and each partial prepayment of a Base Rate Advance shall be $50,000 or a greater integral multiple of $10,000, and (iii) a LIBOR Advance may only be prepaid on the last day of the then current Interest Period with respect thereto.

         SECTION 2.7. Optional Reduction or Termination of Commitment. The Borrower shall have the right to terminate in whole or reduce in part the amount of the unused Commitment from time to time, without premium or penalty; provided, that (i) the Borrower gives the Bank at least five (5) Business Days' prior written notice of such reduction, specifying the date that such reduction will be effective, (ii) each reduction shall be in an amount of $500,000 or a greater integral multiple of $100,000 and (iii) any such termination or reduction shall be permanent and the Borrower shall have no right thereafter to reinstate or increase, as the case may be, the Commitment.

         SECTION 2.8 Extension of Termination Date. The Borrower may request the Bank to extend the then current Termination Date for an additional one-year period on each anniversary of the Agreement Date by delivering a written request for such extension not earlier than forty-five (45) days and not later than thirty (30) days prior to the end of such anniversary date. The Bank will notify the Borrower whether it agrees to such an extension within fifteen (15) days after receipt of such written request; provided, that any failure of the Bank to so notify the Borrower shall be deemed to be a denial of such request and the Termination Date will not be so extended; and provided further, that if the Bank agrees to such an extension, the Borrower will deliver to the Bank an officer's certificate dated as of such anniversary date certifying that the representations and warranties contained in Article IV hereof are true and correct on and as of such anniversary date as though made on and as of such date, other than those representations and warranties that, by their terms, related expressly to an earlier date. If the Bank at any time refuses to extend the Termination Date, the Borrower will not have any right on subsequent anniversaries of the Agreement Date to request any further extensions, and the Termination Date will be either the original Termination Date or such date to which it was extended prior to such refusal. The Borrower understands and acknowledges by executing this Agreement that the Bank has not promised (either explicitly or implicitly), nor shall the Bank have any obligation or commitment whatsoever, to extend the Termination Date at any time.

         SECTION 2.9. Use of Proceeds. The proceeds of each Advance under the Commitment will be used by the Borrower solely to finance working capital and other general corporate purposes (including the financing of acquisitions).

         SECTION 2.10. Commitment Fee. From and after the date hereof up to and including the Termination Date, the Borrower shall pay to the Bank a commitment fee equal to 0.10% per annum on the average daily amount of the unused Commitment (the "Commitment Fee"). The Commitment Fee shall be payable by the Borrower quarterly in arrears, commencing on last day of the first calendar quarter ending after the Agreement Date and on the Termination Date.

         SECTION 2.11. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

         (a) the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) the Bank determines in good faith that LIBOR will not adequately and fairly reflect the cost to the Bank for funding the relevant LIBOR Advance for such Interest Period,

the Bank shall promptly give notice to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make any LIBOR Advance specified in such notice shall be suspended. Unless the Borrower notifies the Bank at least one Business Day prior to the date of any Advance that it elects not to borrow on such date, such Advance will instead be made as a Base Rate Advance.

         SECTION 2.12. Illegality. Notwithstanding any other provisions of this Agreement, if the introduction of, or any change in or in the interpretation or application of, any applicable law, regulation or directive shall make it unlawful or impossible for the Bank to make, maintain or fund any LIBOR Advance, the obligation of the Bank hereunder to make, maintain or fund LIBOR Advances shall forthwith be suspended, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, and the Borrower shall, at its option, prepay all outstanding LIBOR Advances or convert such LIBOR Advances to Base Rate Advances.

         SECTION 2.13. Increased Costs. In the event that the introduction of, or any change in or in the interpretation of or application of, any applicable law, treaty or governmental regulation, or the compliance by the Bank with any guideline, request or directive (whether or not having the force of law) from any central bank or other U.S. or foreign financial, monetary or other governmental authority, shall: (a) subject the Bank to any tax of any kind whatsoever with respect to this Agreement or any Advance or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax in the overall net income of the Bank); (b) impose, modify, or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by or committed to be extended by any office of the Bank (other than any change by way of imposition or increase of reserve requirements under Regulation D of the Board of Governors of the Federal Reserve System, in the case of LIBOR Advances, included in the Reserve Percentage); or (c) impose on the Bank or on the London interbank market any other condition with respect to this Agreement, the Revolving Credit Note or any LIBOR Advance thereunder; and the result of any of the foregoing is to increase the cost to the Bank of making or committing to make, renewing or maintaining any LIBOR Advance or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any LIBOR Advance, THEN, IN ANY SUCH CASE, the Borrower shall promptly pay from time to time, upon demand of the Bank, such additional amounts as will compensate the Bank for such additional cost or such reduction, as the case may be. The Bank shall certify the amount of such additional cost or reduced amount to the Borrower, including a description of the calculation thereof in reasonable detail, which certification shall be conclusive provided that it was made in good faith and on a reasonable basis.

         SECTION 2.14. Indemnity. The Borrower hereby agrees to indemnify the Bank and hold the Bank harmless from any loss, cost or expense it may sustain or incur as a consequence of (a) the failure by the Borrower to complete any LIBOR Advance or the failure of the Borrower to convert any outstanding Base Rate Advance into a LIBOR Advance pursuant to Section 2.4 hereof after notice thereof has been given to the Bank or (b) the payment or conversion of a LIBOR Advance on a day other than the last day of the Interest Period applicable thereto, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or deemed acquired by the Bank to fund such LIBOR Advance when such LIBOR Advance, as result of such failure, is not made on such date. The Bank shall certify the amount of its loss or expense to the Borrower, and such certification shall be conclusive provided that it was made in good faith and on a reasonable basis.

         SECTION 2.15. Capital Adequacy. If, after the date of this Agreement, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Banks capital (whether on this Commitment or otherwise) as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, promptly upon demand by the Bank, the Borrower shall pay the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank setting forth the additional amount or amounts to be paid to it hereunder, providing a description of the calculation thereof in reasonable detail, shall be conclusive provided that it was made in good faith and on a reasonable basis. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

         SECTION 2.16. Survival. The obligations of the Borrower under Sections 2.13, 2.14 and 2.15 and shall survive the termination of this Agreement and the payment of the Revolving Credit Note.

         SECTION 2.17. Making of Payments. All payments of principal of, or interest on, the Revolving Credit Note, all payments under Letters of Credit and the Commitment Fee shall be made in immediately available funds to the Bank at its principal office in Atlanta, Georgia. All such payments shall be made not later than 12:00 Noon (Atlanta, Georgia time) and funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day.

         SECTION 2.18. Default Rate of Interest. If the Borrower shall fail to pay on the due date therefor, whether by acceleration or otherwise, any principal owing under the Revolving Credit Note, then interest shall accrue on such unpaid principal, and to the extent allowed by law, other amounts due, at the option of the Bank, from the due date until and including the date on which such principal or other amount is paid in full at (i) the then applicable interest rate with respect to LIBOR Advances until the end of the Interest Period applicable thereto plus an additional two per cent (2%) per annum and
(ii) thereafter, and with respect to Base Rate Advances at any time, a rate of interest equal to the Base Rate plus two percent (2.0%) per annum. (the "Default Rate").

         SECTION 2.19. Calculation of Interest. Interest payable on the Revolving Credit Note and the Commitment Fee shall be calculated on the basis of a year of 360 days (or 365 days in the case of Base Rate Advances) and paid for the actual number of days elapsed.

         SECTION 2.20 Letters of Credit.

         (a) Issuance. Subject to the terms and conditions hereof, the Bank shall issue from time to time Letters of Credit for the account of the Borrower in an aggregate face amount at any time outstanding up to the Letter of Credit Commitment; provided, that the Bank shall not be obligated to issue any Letter of Credit (i) to the extent that immediately after the issuance of such Letter of Credit, the sum of (X) the outstanding principal balance of all Advances, (Y) the outstanding Bond Obligations and (Z) the outstanding Letter of Credit Obligations would exceed the Commitment or (ii) a Default or Event of Default exists or would result from the issuance of such Letter of Credit. The Bank shall issue Letters of Credit upon receipt at least two (2) Business Days prior to the requested date of issuance of (i) a properly completed and duly executed LC Application and (ii) such other documents and materials as may be required thereunder.

         (b) Terms. Each Letter of Credit shall (i) have an expiry date not later than 360 days after the date of issuance thereof and in any case not later than the Termination Date, (ii) be issued solely for a general business purpose of the Borrower and (iii) shall have such additional terms and provisions as the Bank shall deem appropriate in connection with the particular circumstances under which such Letter of Credit is being issued. Notwithstanding and in addition to the foregoing, all of the terms and conditions set forth in the related LC Application shall apply to each Letter of Credit, which are incorporated herein by reference; provided, that in case of any conflict between the terms of such LC Application and this Agreement, the terms of this Agreement shall govern. Letters of Credit will not be issued to provide credit support or liquidity support for any security or borrowing.

         (c) Reimbursement of Drawings under Letters of Credit. The Borrower shall pay to the Bank at the place and in the manner specified in Section 2.17 hereof the amount to be paid in respect of each drawing under, or prefunding of, a Letter of Credit on the date of such drawing or prefunding (each a "Due Date"). Each unpaid drawing under a Letter of Credit shall bear interest at the Base Rate from and including the Due Date thereof to and including the second Business Day following such Due Date (counting the Due Date as the first day), and thereafter shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate specified in Section 2.18 hereof; provided, that the Borrower may direct that any drawing be paid in whole or in part from the proceeds of an Advance.

         (d) Borrower's Obligations Absolute. The obligation of the Borrower to reimburse the Bank for each drawing under a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any Letter of Credit;

                  (ii) the existence of any claim set-off, defense or right which the Borrower may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement or any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

                  (v) any failure of the Bank to provide notice to the Borrower of any drawing under any Letter of Credit; or

                  (vi) the occurrence and continuation of any Default or any Event of Default.

         (e) Limitation of Liability. As between the Borrower and the Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of, the Letter of Credit by the beneficiary of such Letter of Credit. Without limiting the foregoing, the Bank shall not be responsible for:

         (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft, demand, application or other documents submitted by any party in connection with any Letter of Credit or any LC Application, even if such document should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

         (ii) the validity, genuineness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits hereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

         (iii) failure of the beneficiary of a Letter of Credit to comply fully with any agreement or other transaction with the Borrower;

         (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher;

         (v) errors in interpretation of technical terms;

         (vi) any loss or delay in the transmission or otherwise of any document required to make a drawing under any Letter of Credit or with respect to the proceeds thereof;

         (vii) the misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; or

         (viii) any consequences arising from causes beyond the control of the Bank, including, without limitation, any act or omission, rightfully or wrongfully, of any present or future governmental authority.

None of the above circumstances shall affect, impair or prevent the vesting of any of the Bank's rights or powers hereunder.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.1. Conditions Precedent. The obligation of the Bank to make Advances hereunder and under the Revolving Credit Note and to issue Letters of Credit is subject to the Bank having received the following documents, each dated as of the Agreement Date, in form and substance satisfactory to the Bank:

                  (a) A duly executed Agreement.

                  (b) A duly executed Revolving Credit Note.

                  (c) A duly executed Funds Transfer Agreement.

                  (d) Copies of the articles of incorporation of the Borrower, certified as true and correct by the Georgia Secretary of State, and a certificate from the Georgia Secretary of State certifying the Borrower's existence as a corporation in such State.

                  (e) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the by-laws of the Borrower attached thereto, the resolutions of the Board of Directors of the Borrower in form and content satisfactory to the Bank attached thereto and the names and true signatures of the officers of the Borrower authorized to execute this Agreement, the Revolving Credit Note and the other Loan Documents.

                  (f) A favorable written opinion of Long Aldridge & Norman, counsel to the Borrower, in form and content reasonably satisfactory to the Bank and addressed to the Bank.

                  (g) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all Loan Documents and other documents incident thereto, or delivered in connection therewith, shall be satisfactory in form and substance to the Bank.

         SECTION 3.2. Condition Precedent to Initial Advance, At the time of the making by the Bank of the initial Advance hereunder, the following statements shall be true (and the giving by the Borrower of the Notice of Borrowing in accordance with Section 2.3 hereof with respect to such Advance and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of the initial Advance, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

                  (i) The representations and warranties contained in Article IV hereof are true and correct on and as of the date of such Advance as though made on and as of such date, other than those representations and warranties that, by their terms, relate expressly to an earlier date, and

                  (ii) No Default or Event of Default exists or would result from such Advance or from the application of the proceeds therefrom.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows:

         SECTION 4.1. Corporate Organization and Authority. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to own and operate its property, to carry on its business as now conducted and to enter into this Agreement and the other Loan Documents.

         SECTION 4.2. Qualification to Do Business. The Borrower is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect on the Borrower. A list of those jurisdictions wherein the Borrower is qualified to do business is set forth in the attached Schedule 4.4.

         SECTION 4.3. Corporate Authorization: Enforceability. The Agreement and the other Loan Documents have been duly authorized on the part of the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as enforceability of any of them may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or secured parties or by general principles of equity. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents (i) are within the corporate powers of the Borrower, (ii) have been duly authorized by proper corporate action and
(iii) are legal and will not result in any breach of any of the provisions of, or constitute a default under, conflict with or result in the creation of any Lien or encumbrance upon any property of the Borrower or any Subsidiary under the provisions of any charter instrument, by law, loan agreement, indenture or other agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or their property may be bound.

         SECTION 4.4. Subsidiaries. The Borrower has no Subsidiaries except those listed in the attached Schedule 4.4 which correctly sets forth the percentage of the outstanding capital stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Borrower and/or one or more Subsidiaries and whether such Subsidiary is a Restricted Subsidiary. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified in each other jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect on such Subsidiary. A list of those jurisdictions wherein each Subsidiary is qualified to do business is set forth in the attached Schedule 4.4. Each Subsidiary has full corporate power and authority and all necessary licenses and permits to own its properties and to carry on its business as now conducted, except for such licenses and permits the failure of which to obtain will not have a Material Adverse Effect on such Subsidiary. The Borrower and/or one or more Subsidiaries have good and marketable title to all of the shares it purports to own of the capital stock of each Subsidiary, free and clear in each case of any Lien, and all such shares have been duly issued and are fully paid and nonassessable.

         SECTION 4.5. Financial Statements. The consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1994 and December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the two years ended December 31, 1994 and December 31, 1995, certified by the Borrower's independent public accountants copies of which have heretofore been delivered to you, were prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries for and as of the end of each of such years.

         SECTION 4.6 No Contingent Liabilities or Adverse Changes. Neither the Borrower nor any of its Subsidiaries has any contingent liabilities which are material to the Borrower or any of its Subsidiaries other than as described in the financial statements referred to in Section 4.5 hereof Since December 31, 1995, there have been no material adverse changes in the condition, financial or other, of the Borrower or any of its Subsidiaries.

         SECTION 4.7. No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower and its Subsidiaries, affecting or threatened against the Borrower or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or arbitration board or tribunal, domestic or foreign, which might result, either individually or collectively, in any Material Adverse Effect on the Borrower or any of its Subsidiaries or which could have a material adverse effect on the consummation of the transactions contemplated hereby.

         SECTION 4.8. Compliance with Law. (a) Neither the Borrower nor any of its Subsidiaries is: (i) in default with respect to any order, writ, injunction or decree of any court, governmental authority or arbitration board or tribunal to which it is a named party; or (ii) in violation of any law, rule, regulation, ordinance or order relating to its or their respective businesses, except for any such violations which would not individually or in the aggregate have a Material Adverse Effect on the Borrower or any of its Subsidiaries or which would not individually or in the aggregate have a Material Adverse Effect on the consummation of the transactions contemplated hereby.

                  (b) Neither the Borrower nor any Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a Material Adverse Effect on the Borrower and its Subsidiaries. The Borrower does not know of any liability of the Borrower or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) which might result, individually or in the aggregate, in a Material Adverse Effect.

         (c) Neither the Borrower, any Subsidiary nor any Affiliate of the Borrower is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C. F. R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

         SECTION 4.9. Pension Reform Act of 1974. Neither the execution and delivery of this Agreement and the other Loan Documents nor the consummation of any of the transactions contemplated thereunder is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Internal Revenue Service has issued a determination that each "employee pension benefit plan," as defined in Section 3 of ERISA (a "Plan"), established, maintained or contributed to by the Borrower or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation and supplemental retirement benefits for a select group of management or highly compensated employees) is qualified under Section 401(a) and related provisions of the Code and that each related bug or custodial account is exempt from taxation under Section 501(a) of the Code. All Plans of the Borrower or any Subsidiary comply in all material respects with ERISA and other applicable laws. There exist with respect to the Borrower or any Subsidiary no "multiemployer plans," as defined in Section 4001(a)(3) of ERISA, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts established or maintained by the Borrower or any Subsidiary: (i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which would result in any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code. As of the last valuation date, the present value of all benefits vested under all Plans did not exceed the value of the assets of the Plans allocable to such vested benefits by an amount greater than $500,000 in the aggregate.

         SECTION 4.10. Title to Properties. The Borrower and each of its Subsidiaries have (a) good and marketable title in fee simple under applicable law to all the real property owned by each of them and (b) good title to all of the other property it purports to own, including that reflected in the consolidated balance sheet delivered pursuant to Section 4.5 hereof or subsequently acquired by the Borrower or any Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all Liens of any kind, except (i) those securing Indebtedness for borrowed money of the Borrower or a Subsidiary which are listed in the attached Schedule
4.10 and (ii) other Liens permitted pursuant to Section 5.10(a), (c), or (d) hereof; provided, that any such Liens described in clauses (a) and (b) above do not, individually or in the aggregate, materially impair the use or value of the property in the operation of the business of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 4.11. Leases. The Borrower and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Borrower or such Subsidiary is a lessee or is operating. None of such leases contains any provision which might materially and adversely affect the operation or use of the property so leased. All of such leases are valid and subsisting and none of them is in default.

         SECTION 4.12. Franchises, Patents, Trademarks and Other Rights. The Borrower and each Subsidiary have all franchises, permits, licenses and other authority as are necessary to enable them to carry on their respective businesses as now being conducted and as proposed to be conducted, and none of them is in default under any of such franchises, permits, licenses or other authority. The Borrower and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others.

         SECTION 4.13. No Defaults. No event has occurred and no condition exists which upon the execution and delivery of this Agreement and the other Loan Documents would constitute a Default or an Event of Default under this Agreement. Neither the Borrower nor any Subsidiary is in default, and no event has occurred which with notice or passage of time or both would constitute a default, under any charter instrument, by law, loan agreement, indenture or other material agreement or instrument to which it is a party or by which it or its property may be bound nor has the Borrower or any Subsidiary obtained any waivers with respect to any such defaults under any loan agreements or other material agreements or instruments, except such waivers copies of which are attached as Schedule 4.13 hereto.

         SECTION 4.14. Governmental Consent. Neither the nature of the Borrower or any of its Subsidiaries, nor their respective businesses or properties, nor any relationship between the Borrower or any of its Subsidiaries and any other Person, nor any circumstances in connection with the execution and delivery of this Agreement and the other Loan Documents is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority in connection with the execution and delivery of this Agreement and the other Loan Documents or compliance with the terms hereof or thereof.

         SECTION 4.15. Taxes. (a) All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have in fact been filed, and all taxes' assessments, fees and other governmental charges upon the Borrower or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods. The Borrower does not know of any proposed additional tax assessment against it or of any basis for one which would have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

                  (b) The respective Federal income tax liabilities of the Borrower and its Subsidiaries have been finally determined by the Internal Revenue Service and satisfied for all taxable years to and including the taxable year ended December 31, 1992, and no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of the Borrower threatened. The consolidated provisions for taxes on the books of the Borrower and each Subsidiary are adequate for all open years and for the current fiscal period.

         SECTION 4.16. Status under Certain Statutes. Neither the Borrower nor any Subsidiary is: (a) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) a "public utility" as defined in the Federal Power Act, as amended, or (c) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

         SECTION 4.17. Effect of Other Instruments. Neither the Borrower nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which has or might have (i) a Material Adverse Effect on the Borrower or any Subsidiary or (ii) a material adverse effect on the Borrower's ability to perform its obligations under this Agreement and the other Loan Documents.

         SECTION 4.18. Use of Proceeds. The Borrower will apply the proceeds of the Advances for working capital and for general corporate purposes. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds of the Advances) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G,T,U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Borrower nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation U, and none of the proceeds from any Advance will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulation G,T,U or X.

         SECTION 4.19. Condition of Property. All of the facilities of the Borrower and each of its Subsidiaries are in sound operating condition and repair, except for facilities being repaired in the ordinary course of business.

         SECTION 4.20. Books and Records. The Borrower and each of its Subsidiaries maintain books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in accordance with GAAP and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 4.21. Full Disclosure. Neither the financial statements referred to in Section 4.05 hereof nor this Agreement, nor any other statement or document furnished by the Borrower to the Bank in connection with the transactions contemplated by this, Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known, or which, with reasonable diligence would be known, by the Borrower which the Borrower has not disclosed to the Bank in writing which has or, so far as the Borrower can now foresee, might have (i) a Material Adverse Effect on the Borrower or any of its Subsidiaries or (ii) a material adverse effect on the ability of the Borrower to perform its undertakings under and in respect of this Agreement and the other Loan Documents.

         SECTION 4.22. Indebtedness. The Borrower and the Restricted Subsidiaries have no Indebtedness outstanding as of the Agreement Date other than as set forth on the attached Schedule 4.22.

         SECTION 4.23. Solvency. The Borrower and its Subsidiaries, individually, and the Borrower and its Subsidiaries, taken as a whole on a consolidated basis, are Solvent. For purposes hereof, "Solvent" shall mean, with respect to any Person on any date of determination, that on such date: (a) to the best of such Person's knowledge, the sum of such Person's assets, at a fair valuation, exceeds its debts; (b) such Person has not incurred, has not intended to incur and does not believe that it will incur debts beyond its ability to pay such debts as such debts mature; and (c) such Person's assets do not constitute unreasonably small capital with which to conduct its business. For purposes hereof debt means any liability on a "claim" and "claim" means: (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                                    ARTICLE V

                             AFFIRMATIVE COVENANTS

         So long as the Revolving Credit Note remains unpaid or the Commitment remains outstanding hereunder or any Letter of Credit remains outstanding, the Borrower will, unless the Bank otherwise consents in writing:

         SECTION 5. 1. Corporate Existence. The Borrower will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business and will use, and will cause each Subsidiary to use, its best efforts to maintain and preserve all of its rights, powers, privileges and franchises which in the good faith opinion of the Board of Directors of the Borrower continue to be advantageous to the Borrower and its Subsidiaries; provided, that the foregoing shall not prevent any transaction permitted by Section 5.11 hereof.

         SECTION 5.2. Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance coverage in such forms and amounts and against such risks, including without limitation insurance with respect to its property, the operation thereof and its business against casualties, contingencies and risks and insurance against loss or damage from such hazard and risks to the person or property of others, as are customary for corporations similarly situated and engaged in the same or a similar business and owning and operating similar properties. All such insurance shall be carried with financially sound and reputable insurers.

         SECTION 5.3. Taxes, Claims for Labor and Materials, and Compliance with Laws. The Borrower will promptly pay and discharge when due, and will cause each Subsidiary promptly to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Subsidiary or upon properties leased by it (but only to the extent required to do so by the applicable lease), all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien or charge upon any property of the Borrower or such Subsidiary; provided, that the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary and any material interference with the use thereof by the Borrower or such Subsidiary and (b) the Borrower or such Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto. The Borrower will comply and will cause each Subsidiary to comply with all laws, ordinances and governmental rules and regulations to which it is subject and the failure with which to comply could result in a Material Adverse Effect, including without limitation, the Occupational Safety and Health Act of 1970, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions.

         SECTION 5.4. Maintenance Of Properties. The Borrower will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         SECTION 5.5. Maintenance of Records. The Borrower will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower or such Subsidiary, in accordance with GAAP consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants), and the Borrower will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

         SECTION 5.6. Nature of Business. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

         SECTION 5.7. Net Worth. The Borrower will maintain Consolidated Net Worth as of the end of each fiscal quarter at an amount not less than the sum of
(a) $95,000,000, plus (b) 25% of Consolidated Net Income, calculated on a cumulative basis, for each of the fiscal years and each interim fiscal quarter of the Borrower commencing after September 30, 1993; provided, that for purposes of this Section 5.7, Consolidated Net Losses in any such fiscal year or interim fiscal quarter shall not be applied to reduce such accumulated Consolidated Net Income.

         SECTION 5.8. Funded Debt. The Borrower will not, at any time, permit Consolidated Funded Debt to exceed 50% of Consolidated Net Capitalization.

         SECTION 5.9. Subsidiary Funded Debt. The Borrower will not permit any Restricted Subsidiary to create, assume, incur, guarantee or permit to exist any Funded Debt other than: (a) Funded Debt of any Restricted Subsidiary owing to the Borrower or to other Restricted Subsidiaries; (b) existing Funded Debt described in Schedule 4.22 attached hereto; and (c) Funded Debt which, after giving effect thereto and to the application of the proceeds thereof, would not result in (i) the aggregate outstanding principal amount of Funded Debt issued by Restricted Subsidiaries (excluding Funded Debt incurred or existing pursuant to clauses (a) and (b) of this Section 5.9) plus (ii) Indebtedness secured by Liens incurred pursuant to Section 5.10(i), to exceed 15% of Consolidated

Tangible Net Worth; provided, that the Borrower shall at all times remain in compliance with Section 5.8.

         SECTION 5.10. Limitations on Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes and assessments or governmental charges or levies; provided, that payment thereof is not at the time required by Section 5.3;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) any mechanic's, materialmen's, warehousemen's, supplier's or vendor's lien or right in respect thereof, and deposits, pledges or liens to secure statutory obligations or surety bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings that will prevent a forfeiture or sale of any property and an adequate book reserve shall have been set aside with respect thereto;

                  (d) exceptions in the nature of easements, rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which customarily exist on properties of such kind and which do not materially impair their use and/or value in the operation of the business of the Borrower and its Restricted Subsidiaries;

                  (e) Liens existing as of the date hereof securing Indebtedness of the Borrower or any Restricted Subsidiary outstanding on such date, which are listed in the attached Schedule 4.22;

                  (f) Liens incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of tangible personal property or real property, including Liens existing on such property at the time of the acquisition thereof by the Borrower or a Restricted Subsidiary; provided, that (i) the Lien shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such property, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property whether or not assumed by the Borrower or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such property (as determined in good faith by the Board of Directors of the Borrower), or in the case of any such Lien created or incurred in connection with any issue of industrial development bonds or pollution control financing 100% of the lesser of the total purchase price or fair market value at the time of such issuance of the projects or facilities being financed or, in the case of any Capitalized Lease, 100% of the total purchase price or fair market value at the time of entering into the Capitalized Lease of the property subject to such Capitalized Lease, (iii) such Lien is incurred with respect to such fixed assets at the time of, or within 90 days after, such acquisition; and (iv) the aggregate amount of Indebtedness secured by Liens pursuant to this paragraph (f) does not exceed 20% of Consolidated Tangible Net Worth;

                  (g) Liens resulting from extensions, renewals, refinancings and refundings of Indebtedness secured by Liens permitted by paragraphs
         (e) and (f) above; provided, that there is no increase in the outstanding principal amount of Indebtedness secured thereby and any new Liens attached only to the same property theretofore subsequent to such earlier Lien;

                  (h) Liens securing Indebtedness owed by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary; and

                  (i) Liens which are not permitted by the foregoing paragraphs
         (a) through (h) above, and which are incurred to secure Indebtedness; provided, that (y) the aggregate principal amount of Indebtedness so secured and incurred pursuant to this paragraph (i) plus (z) Subsidiary Funded Debt incurred pursuant to Section 5.9(c) shall not, in the aggregate, exceed 15% of Consolidated Tangible Net Worth.

         SECTION 5.11. Merger or Consolidation. The Borrower will not, and will not permit any Restricted Subsidiary to, merge or consolidate with any other Person, except that

         (a) The Borrower may consolidate with or merge into any Person or permit any other Person to merge into it, provided that immediately after giving effect thereto,

                  (i) The Borrower is the successor corporation or, if the Borrower is not the successor corporation, the successor corporation is a corporation organized under the laws of a state of the United States of America or the District of Columbia and shall expressly assume in writing the Borrower's obligations under this Agreement and the other Loan Documents;

                  (ii) There shall exist no Default or Event of Default; and

                  (iii) The Borrower or such successor corporation could incur at least $1.00 of additional Funded Debt pursuant to Section 5.8 hereof.

         (b) Any Restricted Subsidiary may (i) merge into the Borrower or another Wholly Owned Restricted Subsidiary or (ii) sell, transfer or lease all or any part of its assets to the Borrower or to another Wholly-Owned Restricted Subsidiary or (iii) merge into any Person which, as a result of such merger, concurrently becomes a Restricted Subsidiary; provided, that in each such instance there shall exist no Default or Event of Default.

         (c) The Borrower will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.11, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Borrower or a Wholly-Owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Borrower and/or a Restricted Subsidiary whereby the Borrower and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

         (d) The Borrower will not sell, transfer or otherwise dispose of any shares of stock in any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a Wholly-Owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

                  (i) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Borrower and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

                  (ii) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Borrower;

                  (iii) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                  (iv) the Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Restricted Subsidiary not being simultaneously disposed of; and

                  (v) such sale or other disposition of the assets of the Borrower and its Subsidiaries is permitted by Section 5.12 hereof.

         SECTION 5.12. Sale of Assets. During any fiscal year, the Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any assets, in one or a series of transactions, other than in the ordinary course of business, to any Person, other than the Borrower or a Wholly-Owned Restricted Subsidiary (collectively a "Disposition"), if after giving effect to such Disposition, (i) the aggregate book value of all Dispositions made during such fiscal year would exceed twenty percent (20%) of Consolidated Tangible Net Worth as of the end of the immediately preceding fiscal year or
(ii) the Consolidated Net Income derived from all such assets sold, leased, transferred or otherwise disposed of contributed in excess of 20% of Consolidated Net Income determined as of the end of the Borrower's preceding fiscal year. Notwithstanding the foregoing, the Borrower may make a Disposition in excess of the aforesaid percentages if the Borrower shall, within 180 days after such Disposition, use the net proceeds from the sale of such assets to invest in other tangible property and of at least equivalent value for use in the business of the Borrower and its Restricted Subsidiaries. For purposes of this Section 5.12, sales of or realization on accounts receivable which have been delinquent for no less than 90 days shall not constitute Dispositions; provided, that such sales or realization shall not exceed, in the aggregate, 10% of Consolidated Net Income as of the end of the immediately preceding fiscal year.

         SECTION 5.13. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         SECTION 5.14. ERISA. (a) The Borrower agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Borrower or any Subsidiary, and each such Plan, whether now or hereafter existing, will comply in all material respects with ERISA and other applicable laws.

         (b) The Borrower will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

                  (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                  (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                  (iii) be terminated under circumstances which are likely to result in the imposition of a Lien on the property of the Borrower or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Borrower;

if the event or condition described in (i), (ii) or (iii) above is likely to subject the Borrower or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to a liability which, in the aggregate, is material in relation to the business, operations, property or condition, financial or other, of the Borrower or any of its Subsidiaries.

         (c) Upon the request of the Bank, the Borrower will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

         SECTION 5.15. Financial Reports and Rights of Inspection. The Borrower will furnish by overnight courier to the Bank (in duplicate if so requested):

         (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, copies of.

                  (i) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such quarter setting forth in comparative form the figures for the corresponding period of the preceding fiscal year;

                  (ii) consolidated statements of income and cash flows of the Borrower and its Restricted Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such quarter, setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year; and

                  (iii) consolidated statements of changes in stockholder's equity of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail prepared in accordance with GAAP consistently applied (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the Borrower's independent certified public accountants) subject to normal year-end adjustments and certified as complete and correct and as fairly presenting in all material respects the financial condition and results from operations of the Borrower and its Restricted Subsidiaries by an authorized financial officer of the Borrower;

         (b) Annual Statements. As soon as available and in any event within 120 days after the last day of each fiscal year of the Borrower, copies of:

                  (i) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the end of such fiscal year; and

                  (ii) consolidated statements of income, cash flows and changes in stockholder's equity of the Borrower and its Restricted Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated and consolidating figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reasons of any limitation as to scope) of Deloitte & Touche, or any other firm of independent public accountants of recognized national standing selected by the Borrower, to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied

(except for noted changes in application in which such accountants concur) and present fairly in all material respects the financial condition of the Borrower and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

         (c) Summary Consolidating Information. On the dates that the Borrower provides the quarterly and annual statements to the Bank required by paragraphs
(a) and (b) above, the Borrower shall also provide to the Bank summary consolidating financial information for the Borrower and each Restricted Subsidiary (whether now or hereafter designated) in the form attached hereto as Exhibit C;

         (d) Audit Reports. Promptly, upon receipt thereof, delivered by overnight courier, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Restricted Subsidiary, and the Borrower's or such Subsidiary's written response, if any, thereto;

         (e) SEC and Other Reports. Promptly upon their becoming available, delivered by overnight courier, one copy of each report, and any registration statement or prospectus filed by the Borrower or any Restricted Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Restricted Subsidiaries;

         (f) Materials Sent to Stockholders. Promptly upon their becoming available, delivered by overnight courier, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to stockholders generally;

         (g) Officers' Certificates. Within the periods provided in paragraphs
(a) and (b) above, a certificate of an authorized financial officer of the Borrower, delivered by overnight courier, stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Borrower was in compliance with the requirements of Section 5.7 through Section 5.12, inclusive, at the end of the period covered by the financial statements then being finished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event existed during such period or exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower has taken, is taking or proposes to take with respect thereto;

         (h) Accountant's Certificate. Within the period provided in paragraph
(b) above, a certificate of the accountants who render an opinion with respect to such financial statements, delivered by overnight courier, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof,

         (i) Litigation. Within 15 days after the Borrower obtains knowledge thereof, notice. delivered by overnight courier, of any pending or threatened litigation not fully covered by insurance or as to which an insurance company has not accepted liability or governmental proceeding against the Borrower or any Restricted Subsidiary in which the damages sought exceed $5,000,000, individually or in the aggregate, or which might otherwise materially adversely affect the business, operations or condition, financial or other, of the Borrower or any of its Restricted Subsidiaries: and

         (j) Requested Information; Inspections; Confidentiality. (i) With reasonable promptness, such other data and information as the Bank may reasonably request.

                  (ii) Without limiting the foregoing, the Borrower will permit the Bank (or such Persons as the Bank may designate), to visit and inspect any of the properties of the Borrower or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss with the Bank the finances and affairs of the Borrower and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested. The Borrower shall not be required to pay or reimburse the Bank or its agents for expenses which the Bank or its agents may incur in connection with any such visitation or inspection so long as no Default or Event of Default shall have occurred and be continuing.

                  (iii) The Bank agrees to treat any information obtained by it pursuant to this Section 5.15 which is marked and otherwise treated as confidential by the Borrower as confidential; provided, that nothing herein contained shall limit or impair the right or obligation of the Bank to disclose such information: (i) to its directors, auditors, attorneys, employees or agents who would have access to such information in the normal course of the performance of such Person's duties, (ii) when required by any law, ordinance or governmental order, regulation, rule, policy, investigation or any regulatory authority request, (iii) as may be required in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over the Bank, (iv) in connection with the enforcement of the terms and conditions of this Agreement and the other Loan Documents, (v) which is publicly available or readily ascertainable from public sources, or which is received by the Bank from a third Person who or which is not bound to keep the same confidential, (vi) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity or (vii) to the extent necessary in connection with any assignment of or participation in the Bank's Commitment and its Revolving Credit Note to which the Borrower has consented in accordance with Section 7.9 hereof.

                                   ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

         SECTION 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

         (a) The Borrower shall fail to pay when due (i) any principal on the Revolving Credit Note or any drawing under any Letter of Credit or (ii) any interest due on the Revolving Credit Note or any other amount payable hereunder or under any of the other Loan Documents and such failure continues for more than five (5) Business Days; or

         (b) Default shall be made in the payment of the principal of or interest or premium on Indebtedness of the Borrower or any Restricted Subsidiary aggregating in excess of $2,000,000, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto: or

         (c) Default or the happening of any event shall occur under any indentures, agreements, or other instruments under which any Indebtedness of the Borrower or any Restricted Subsidiary aggregating in excess of $2,000,000 may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of Indebtedness of the Borrower or any Restricted Subsidiary outstanding thereunder; or the sums due thereunder shall have been accelerated and such acceleration shall not have been annulled or rescinded; or

         (d) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.1 and Sections 5.7 through 5.12, inclusive; or

         (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 calendar days after such default shall have become known to any officer of the Borrower; or

         (f) Any representation or warranty made by the Borrower herein, or made by the Borrower in any statement or certificate furnished by the Borrower in connection with the execution and delivery of this Agreement or furnished by the Borrower pursuant hereto, is untrue as of the date of such execution and delivery or making thereof, or

         (g) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $2,000,000 shall be entered or filed against the Borrower or any Restricted Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 30 days after the Borrower receives notice thereof, or

         (h) The Borrower or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section 4042(b) of ERISA to administer any Plan or any trust created thereunder; or

         (i) The Borrower or any Restricted Subsidiary shall

                  (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

                  (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                  (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

                  (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                  (v) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 45 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                  (vi) be subject to the institution against it of bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings pursuant to the Bankruptcy Laws or any other proceedings for judicial modification or alteration of the rights of creditors, which proceedings are not dismissed within 60 days after such institution or which otherwise result in the Borrower or such Restricted Subsidiary being finally adjudicated a bankrupt or insolvent; or

                  (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception; or

         (j) The occurrence of a Change of Control of the Borrower; or

         (k) The Borrower shall deny that it has any liability or obligation under the Bond Guaranty or shall fail to perform its obligations under the Bond Guaranty or the Bond Guaranty Shall for any reason cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested by the Borrower, or

         (l) The occurrence and continuance of an "event of default" under the Bond Letter of Credit Agreement.

         SECTION 6.2. Remedies on Default.

         (a) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 6.1(i), the Bank may (i) terminate its obligations to the Borrower, including, without limitation, all obligations to make Advances under the Commitment and to issue Letters of Credit under the Letter of Credit Commitment, and (ii) declare the Revolving Credit Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorney's fees actually incurred if collected by or through an attorney-at-law or in bankruptcy, receivership or other judicial proceedings) and all outstanding Letters of Credit immediately due and payable, without presentment, demand, protest or an other notice of any kind, all of which are expressly waived.

         (b) Upon the occurrence of an Event of Default under Section 6.1(i),
(i) all obligations of the Bank to the Borrower, including, without limitation, all obligations to make Advances under the Commitment and to issue Letters of Credit under the Letter of Credit Commitment, shall terminate automatically and
(ii) the Revolving Credit Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorney's fees actually incurred if collected by or through an attorney-at-law or in bankruptcy, receivership or other judicial proceedings)and all outstanding Letters of Credit shall be immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

         (c) Upon the occurrence of an Event of Default and acceleration of the Revolving Credit Note and all outstanding Letters of Credit as provided in clause (a) or (b) above, the Bank may pursue any remedy available under this Agreement, the Revolving Credit Note, or any other Loan Document, or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Bank under the Loan Documents and otherwise may be exercised shall be determined by the Bank.

         (d) In addition to the foregoing, upon the occurrence of an Event of Default and acceleration of all outstanding Letters of Credit as provided in clause (a) or (b) above, the Borrower will establish a deposit account (the "Collateral Account") to be maintained by the Bank, and the Borrower will promptly pay the Bank for deposit into the Collateral Account an amount equal to the outstanding Letter of Credit Obligations. As security for the payment of the Letter of Credit Obligations, the Borrower hereby grants, pledges and creates in the Bank's favor a lien on all monies, instruments and securities at any time held or acquired in the Collateral Account. The Collateral Account will at all times be under the sole dominion and control of the Bank. The Bank will (i) apply any funds in the Collateral Account on account of the outstanding Letter of Credit Obligations when the same become due and payable if and to the extent the Borrower shall fail directly to pay the same when due and (ii) after the Termination Date and the date on which all Letters of Credit shall have expired and all of the Borrower's obligations to the Bank in respect thereof shall have been paid in full, apply any proceeds remaining in the Collateral Account first to pay any amounts due under the Revolving Credit Note and then to refund any remaining amount to Borrower.

         SECTION 6.3. Notice of Default. With respect to Events of Default or claimed defaults the Borrower will give the following notices:

         (a) The Borrower promptly, but in any event within three Business Days, will furnish to the Bank written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such Default or Event of Default, the period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto.

         (b) If the holder of or of any other evidence of Indebtedness of the Borrower or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Borrower will forthwith give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.



                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.1. No Waiver. No delay or failure on the part of the Bank or any holder of the Revolving Credit Note in the exercise of any right, power or privilege granted under this Agreement or any other Loan Document, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Bank unless made in writing and signed by the Bank, and then only to the extent expressly specified therein.

         SECTION 7.2. Notices. Unless otherwise provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including telecopy or similar teletransmission or writing) and shall be given at the following addresses:

                  (1)   If to the Bank:   SunTrust Bank, Atlanta
                                          25 Park Place/Center Code 127
                                          Atlanta, Georgia 30303
                                          Attention: Ms. Jenna Hale
                                                     Banking Officer

                                          Telephone: (404) 230-5427
                                          Telecopy:  (404) 588-8833

                  (2)  If to Borrower:    American Business Products, Inc.
                                          2100 River Edge Parkway, Suite 1200
                                          Atlanta, Georgia 30328
                                          Attention: Chief Financial Officer

                                          Telephone: (770) 953-8300
                                          Telecopy:  (770) 952-2343

Any such notice, request or other communication shall be effective (a) if given by mail, upon the earlier of receipt or the third Business Day after such communication is deposited in the United States mails, registered or certified, with first class postage prepaid, addressed as aforesaid, (b) if given by telecopy, upon receipt during regular business hours on a Business Day or if received at any other time, on the next succeeding Business Day, or (c) if given by any other means (including, without limitation, by air courier), when delivered at the address specified herein during regular business hours on a Business Day. The Borrower and the Bank may change its address for notice purposes by notice to the other parties in the manner provided herein.

         SECTION 7.3. Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents.

         SECTION 7.4. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         SECTION 7.5. Severability. If any part of any provision contained in this Agreement or in any other Loan Document shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

         SECTION 7.6. Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Loan Documents.

         SECTION 7.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

         SECTION 7.8. Payment of Costs. The Borrower shall pay all costs, expenses, taxes and fees (i) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement and all other Loan Documents including, without limitation, the reasonable costs and expenses of counsel (including in-house counsel) to the Bank, and any and all stamp, intangible or other taxes that may be payable or determined in the future to be payable in connection therewith; (ii) incurred by the Bank in connection with administration of the Advances and the Loan

Documents in accordance with the provisions thereof which would not be considered in the ordinary course of business and the preparation, execution and delivery of any waiver, amendment or consent by the Bank relating to the Loan Documents, including, without limitation, the reasonable costs and expenses of counsel (including in-house counsel) for the Bank; and (iii) incurred by the Bank in enforcing the Loan Documents, including, without limitation, reasonable costs and expenses of counsel (including in-house counsel) for the Bank.

         SECTION 7.9. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Borrower and the Bank, and their respective successors and assigns; provided, that the Borrower shall have no right to assign its rights or obligations hereunder to any Person. The Bank shall not assign its rights and obligations under this Agreement, the other Loan Documents, the Commitment or any Advances under the Revolving Credit Note or sell participations in the Commitment or any Advances under the Revolving Credit Note without the prior consent of the Borrower, which may be withheld for any reason or for no reason, except that the Bank may make such assignments and participations to (i) SunTrust Bank, Central Florida, N.A. and SunTrust Bank, Nashville, N.A., without the consent of the Borrower and (ii) any other "affiliate" of the Bank with the prior consent of the Borrower (which consent will not be unreasonably withheld).

         SECTION 7.10. Amendments: Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, may in any event be effective unless in writing signed by the Bank, and then only in the specific instance and for the specific purpose given.

         SECTION 7.11 Set-Off. Upon the occurrence and during the continuation of an Event of Default, the Borrower authorizes the Bank or any other holder of the Revolving Credit Note, without notice or demand, to apply all deposits of the Borrower (general or special, time or demand, provisional or final) held by the Bank or such holder and any other Indebtedness due or to become due to the Borrower from the Bank or such holder in satisfaction of any of the liabilities or obligations of the Borrower under this Agreement or under any other Loan Document. The Bank or such holder shall promptly notify the Borrower of any set off hereunder.

         SECTION 7.12. Indemnity. The Borrower agrees to protect, indemnify and save harmless the Bank and its affiliates, shareholders, directors, officers, employees and agents, from and against any and all (i) claims, demands and causes of action of any nature whatsoever brought by any Person not a party to this Agreement and arising from or related or incident to (A) this Agreement or any other Loan Document or (B) the issuance of any Letter of Credit (including the failure of the Bank to honor any drawing under a Letter of Credit as a result of any act or omission of any governmental authority or any action or nonaction taken at the Borrower's request with respect to a Letter of Credit),
(ii) costs and expenses incident to the defense of such claims, demands and causes of action, including, without limitation, reasonable attorneys' fees, and
(iii) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action, except in each case such claims, costs and liabilities caused by the Bank's gross negligence or willful misconduct. The indemnity contained in this Section shall survive the termination of this Agreement.

         SECTION 7.13. Usury. It is the intent of the parties hereto not to violate any Federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and the Borrower and the Bank agree that, should any provision of this Agreement or the Revolving Credit Note, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal Indebtedness due to the Bank by the Borrower under this Agreement and the Revolving Credit Note.

         SECTION 7.14. Governing Law, Submission to Jurisdiction and Waiver of Jury Trial.

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) AND THE LAWS OF THE UNITED STATES.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF COMPETENT JURISDICTION IN THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY TO THE EXTENT PERMITTED BY APPLICABLE LAW.

         (d) Nothing herein shall affect the right of the Bank or any holder of the Revolving Credit Note to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         SECTION 7.15. Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agents prepared the same, it being agreed that the Borrower and the Bank and their respective agents have participated equally in the preparation hereof.

         SECTION 7.16. Entire Agreement. This Agreement and the other Loan Documents executed and delivered contemporaneously herewith, together with the exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether in writing or oral, with respect thereto including, without limitation, any loan commitment from the Bank to the Borrower, are expressly superseded hereby. The execution of this Agreement and the other Loan Documents by the Borrower was not based upon any facts or materials provided by the Bank, nor was the Borrower induced to execute this Agreement or any other Loan Document by any representation, statement or analysis made by the Bank.


                      [SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

         WITNESS the hand and seal of the parties hereto through their duly authorized officers, as of the date first above written.


                                        AMERICAN BUSINESS PRODUCTS, INC.


                                        By  /s/ Richard G. Smith
                                          --------------------------------------
                                           Name:  Richard G. Smith
                                           Title: Chief Financial Officer


                                        Attest /s/ Dawn M. Gray
                                              ----------------------------------
                                              Name:  Dawn M. Gray
                                              Title: Secretary



                                                 [CORPORATE SEAL]


                                        SUNTRUST BANK, ATLANTA


                                        By  /s/ Jenna M. Hale
                                          --------------------------------------
                                           Name:  Jenna M. Hale
                                           Title: Banking Officer


                                        By  /s/ Willem-Jan O. Hattink
                                          --------------------------------------
                                           Name:  Willem-Jan O. Hattink
                                           Title: Group Vice President

                                 SCHEDULE 4.4


                            RESTRICTED SUBSIDIARIES

                                Percentage        State of         Foreign
Name                            Ownership       Incorporation   Qualifications
----                            ---------       -------------   --------------

American Business
Products, Inc.                      N/A            Georgia

International Envelope Company
(formerly American Fiber-Velope
Mfg. Co.)                          100%            Delaware     California
                                                                Illinois
                                                                *New Jersey
                                                                Pennsylvania

Bookcrafters USA, Inc.             100%            Michigan     California
                                                                Illinois
                                                                Massachusetts
                                                                New Jersey
                                                                Ohio
                                                                Texas
                                                                Virginia

Curtis 1000 Inc.                   100%            Georgia      Alabama
                                                                Arkansas
                                                                California
                                                                Colorado
                                                                Connecticut
                                                                Florida
                                                                Illinois
                                                                Iowa
                                                                Kansas
                                                                Kentucky
                                                                Louisiana
                                                                Maryland
                                                                Massachusetts
                                                                Michigan
                                                                Minnesota

                                Percentage        State of         Foreign
Name                            Ownership       Incorporation   Qualifications
----                            ---------       -------------   --------------

                                                                Mississippi
                                                                Missouri
                                                                Montana
                                                                New Hampshire
                                                                New Jersey
                                                                New Mexico
                                                                New York
                                                                North Carolina
                                                                North Dakota
                                                                Ohio
                                                                Oklahoma
                                                                Pennsylvania
                                                                South Carolina
                                                                Tennessee
                                                                Texas
                                                                Virginia
                                                                Washington
                                                                West Virginia
                                                                Wisconsin


Discount Labels, Inc.
(formerly Home Safety Equipment
Co., Inc.)                         100%         Indiana

Jen-Coat, Inc.                     100%         Massachusetts

Vanier Graphics
Corporation                        100%         California      Arizona
                                                                Colorado
                                                                Georgia
                                                                Hawaii
                                                                Louisiana
                                                                Nevada
                                                                New Jersey
                                                                New York

                                Percentage      State of         Foreign
Name                            Ownership     Incorporation   Qualifications
----                            ---------     -------------   --------------



                                                              North Carolina
                                                              Pennsylvania
                                                              Texas
                                                              Utah
                                                              Washington
                                                              Wisconsin
                                                              British Columbia


Curtis 1000 Speedi-                     Curtis 1000 Speedi-Print, Inc. merged
Print, Inc.                             into Curtis 1000 Inc. on September 15,
                                        1992.  Curtis 1000 Inc. was the
                                        survivor of the merger, and Curtis 1000
                                        Speedi-Print, Inc. has since withdrawn
                                        from all the jurisdictions in which it
                                        was qualified as a foreign corporation.


Cascade Business
Forms, Inc. (Inactive)             100%         Washington

American Business
Forms and Systems,
Inc. (Inactive)                    100%         Delaware




*withdrawal in process

                                SCHEDULE 4.10

                             DESCRIPTION OF LIENS


Secured Party                                   Description of Collateral
-------------                                   -------------------------

Wachovia Bank and Trust                         Furniture, fixtures, machinery
at Chelsea, Michigan                            and equipment


Massachusetts Industrial Finance Agency         Land, building, improvements,
                                                goods, equipment, machinery,
                                                tools, furniture and other
                                                tangible personal property at
                                                Westfield, Massachusetts


NationsBank                                     Land and building at Livermore,
                                                California

                                SCHEDULE 4.13
                                -------------

                                   WAIVERS
                                   -------


                                    None.

                                SCHEDULE 4.22

                         DESCRIPTION OF INDEBTEDNESS

                                                                                              Principal Amount
            Debtor                                  Creditor                                   of Indebtedness
            ------                                  --------                                   ---------------
AMERICAN BUSINESS PRODUCTS, INC.        ALLSTATE LIFE INSURANCE COMPANY                         20,000,000.00

AMERICAN BUSINESS PRODUCTS, INC.        AID ASSOCIATION FOR LUTHERANS                           15,000,000.00

AMERICAN BUSINESS PRODUCTS, INC.        NATIONWIDE LIFE INSURANCE COMPANY                       10,000,000.00

AMERICAN BUSINESS PRODUCTS, INC.        EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU               3,000,000.00

AMERICAN BUSINESS PRODUCTS, INC.        BHF BANK (GUARANTY IN CONNECTION WITH                DM  3,000,000.00
                                        CURTIS 1000 EUROPE GMBH LOAN)

AMERICAN BUSINESS PRODUCTS, INC.        BHF BANK (COMFORT LETTER PROVIDED IN CONNECTION      DM  1,500,000.00
                                        WITH CURTIS 1000 EUROPE GMBH OVERDRAFT FACILITY)

AMERICAN BUSINESS PRODUCTS, INC.        FIRST UNION NATIONAL BANK, ATLANTA, GA                     933,333.30

AMERICAN BUSINESS PRODUCTS, INC.        MINNESOTA MUTUAL LIFE INSURANCE COMPANY, ST. PAUL, MN   13,928,570.00

BOOKCRAFTERS USA, INC.                  WACHOVIA BANK AND TRUST, WINSTON-SALEM, INC.               658,300.00
                                        (CERTAIN OBLIGATIONS ALSO GUARANTEED BY THE COMPANY)

JEN-COAT INC.                           MASSACHUSETTS INDUSTRIAL FINANCE AGENCY                  2,000,000.00
                                        (CERTAIN OBLIGATIONS ALSO GUARANTEED BY THE COMPANY)

VANIER GRAPHICS CORPORATION             FIRST NATIONAL BANK OF ATLANTA, ATLANTA, GA              1,510,610.00
                                        (CERTAIN OBLIGATIONS ALSO GUARANTEED BY THE COMPANY)

VANIER GRAPHICS CORPORATION             NATIONSBANK, ATLANTA, GA                                 2,600,000.00

